Exhibit 99.1

Selectica Announces 1st Quarter Fiscal 2015 Financial Results

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Successfully closed acquisition of Iasta; on a pro forma basis the combined entities produced $26.8M in revenues in fiscal 2014, compared to $15.8M for Selectica as a standalone entity, or a 69% increase.

SAN MATEO, CA--(Marketwired – August 12th, 2014) - Selectica, Inc. (NASDAQ: SLTC), a leading provider of contract management, configuration and strategic sourcing solutions, today announced financial results for its fiscal first quarter ended June 30, 2014.

“With respect to Selectica’s contract management business, we continue to execute on our plan to complete the operational improvements that began last year. We are now ramping back up sales and marketing efforts – especially targeting cross-sell among our significantly increased customer base – and remain on track to see a return to growth in the back half of 2015. We are pleased to report that we’ve already demonstrated the upcoming product integration between the Selectica and Iasta platforms to a global financial services company that was previously a client of both companies prior to the acquisition. We are looking forward to providing this combined value to both existing and new global customers,” said Blaine Mathieu, CEO and President of Selectica. “During Q1, we engaged some influential new enterprise customers including a major international retailer who is set to become Selectica’s single largest contract management client. In addition, this quarter was the official “go-live” of our contract management solution at one of the leading multinational conglomerates. This is now one of Selectica’s largest implementations and we are pleased that we were able to successfully execute on their complicated business requirements. "

Recent SEC Filing

On August 8th, Selectica filed an amended Form 8-K with the SEC providing a full set of audited and consolidated Iasta financials for the years ended December 31, 2012 and 2013, unaudited consolidated Iasta financials for the quarters ended March 31, 2013 and 2014 as well as condensed combined unaudited pro forma financial statements for Selectica and Iasta for the fiscal year ended March 31, 2014. “In addition to the strength of Iasta's customers and products and the complimentary strategic relationship that exists between our offerings, we are excited by the increased scale that our combined organizations bring to the market,” stated Mathieu. “On a pro forma basis, the combined entities produced $26.8M in revenues in fiscal 2014, compared to $15.8M for Selectica as a standalone entity, or a 69% increase, which will allow us to accelerate execution against our financial and strategic goals.”

Q1’15 Financial Highlights (excluding Iasta)

●	Total revenue: Total revenue for Q1 FY 2015 was $3.8 million, a 6% increase from $3.5 million in Q4 FY 2014.

●	Total Gross profit: Total gross profit as a percentage of total revenues improved for Q1 FY 2015 to 40% from 32% in Q4 FY 2014, driven by higher revenues and slightly reduced total cost of revenues.

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Total Operating expenses: Total Operating expenses for Q1 FY 2015 were $4.5 million, up slightly from $4.3 million in Q4 FY 2014; however, included in Q1 operating expenses were one-time charges of $0.3 million associated with the Iasta acquisition.

●	Billings: Billings for Q1 FY 2015 were $3.0M compared to $3.2M in Q4 FY 2014.

●	Deferred revenue: Deferred revenues were $5.0M in Q1 FY 2015 compared to $5.7M in Q4 FY 2014.

Q1’15 Business Highlights

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Iasta Acquisition: On June 5th, Selectica announced its intent to acquire Iasta, a sourcing suite provider, for an aggregate purchase price of 1 million shares of Selectica common stock and $7M in cash.   Iasta has been recognized by both Gartner and Forrester Research as a leading Strategic Sourcing and Vendor Management supplier for 2013. Iasta serves more than 120 enterprise customers including AOL, Bombardier, Ciena, Foot Locker, OfficeMax and Cushman and Wakefield, to name a few. The transaction closed on July 2, 2014 and concurrently Selectica announced the closing of a private placement for $7.5M.

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New Enterprise Customers: Selectica successfully engaged some influential new enterprise customers including a major international retailer who is now set to become Selectica’s single largest contract management client, as well as a global, financial services company. Selectica intends to provide further details on these customer implementations once they have gone fully live.

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“Go Live” with Large, Multinational Conglomerate: Another milestone for Selectica this quarter was the official “go-live” of our contract management solution within a significant division of a leading multinational conglomerate.

August 12, 2014 Conference Call & Webcast

A conference call and webcast will be held today at 5:00 p.m. EDT to review these results. Interested parties may participate via conference call and webcast; more details:

Participant Conference Call Numbers:

●	Toll-Free: 1-877-407-0789

●	Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=109358

Related: http://www.selectica.com/investors

Supporting Resources

●	Selectica Solutions overview

●	Selectica 'Social Contracting' blog

●	Selectica on LinkedIn

●	Selectica on Facebook

●	Selectica on Twitter

●	Selectica customer case studies

●	Selectica guides & misc. resources

About Selectica, Inc.
Selectica, Inc. (NASDAQ: SLTC) provides a platform for enterprises worldwide to create, manage, and optimize business relationships with contracts at the core. Selectica helps global companies actively manage their contracts throughout the sales, procurement and legal life cycles. Selectica’s contract management solutions drive business value by assisting organizations in managing contracts profitably, effectively accelerating revenue opportunities, and minimizing risk through compliance. Through Iasta, a Selectica company, we provide leading strategic sourcing and spend management solutions, dedicated to empowering sourcing and purchasing professionals. Our blend of acclaimed software and services focus on improving spend analysis, procurement intelligence, sourcing, and supplier lifecycle management. Our solutions play a critical role in optimizing business relationships by enhancing supply base insights, improving supplier collaboration and reducing the supply chain risks vital to today’s globally-minded enterprise. Selectica also provides a powerful configuration engine, enabling Fortune 500 companies to accelerate revenue by facilitating the optimization of the right combination of products, services, and price. More information: www.selectica.com and www.iasta.com.

Non-GAAP financial measures
Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

Forward-looking statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica's products and services, risks of losing key personnel or customers, protection of the company's intellectual property and government policies and regulations, including, but not limited to those affecting the company's industry. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Contacts
Investor Relations:
Budd Zuckerman
bzuckerman@genesisselect.com
+1-303-415-0200

Media Relations:
Selectica, Inc.
Erick Mott
emott@selectica.com
+1-650-532-1551
@erickmott

SELECTICA, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2014	2013

Revenues:
Recurring revenues	$2,694	$3,166
Non-recurring revenues	1,068	1,206
Total revenues	3,762	4,372

Cost of revenues:
Cost of recurring revenues	771	672
Cost of non-recurring revenues	1,483	1,236
Total cost of revenues	2,254	1,908

Gross profit:
Recurring gross profit	1,923	2,494
Non-recurring gross profit	(415)	(30)
Total gross profit	1,508	2,464

Operating expenses:
Research and development	442	1,103
Sales and marketing	2,370	2,073
General and administrative	1,643	1,555
Total operating expenses	4,455	4,731

Loss from operations	(2,947)	(2,267)

Increase in fair value of warrant liability	-	(139)
Interest and other income (expense), net	(1)	(15)

Net loss	$(2,948)	$(2,421)
Preferred stock accretion	-	$477
Net loss applicable to common stockholders	$(2,948)	$(2,898)

Basic and diluted net loss per share	$(0.55)	$(0.97)

Reconciliation to non-GAAP net loss:
Net loss	$(2,948)	$(2,898)
Stock-based compensation expense	584	485
Increase in fair value of warrant liability	-	139
Preferred stock accretion	-	477
Non-GAAP net loss	$(2,364)	$(1,797)

Non-GAAP basic and diluted net loss per share	$(0.44)	$(0.60)

Weighted average shares outstanding for basic and diluted net loss per share	5,331	3,000

SELECTICA, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2014	2014
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$12,218	$16,907
Accounts receivable	2,494	3,006
Prepaid expenses and other current assets	1,009	689
Total current assets	15,721	20,602

Property and equipment, net	284	312
Capitalized software	1,280	856
Other assets	36	30
Total assets	$17,321	$21,800

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$5,613	$6,949
Accounts payable	1,496	1,371
Accrued payroll and related liabilities	726	648
Other accrued liabilities	283	345
Deferred revenue	4,556	5,131
Total current liabilities	12,674	14,444
Long-term deferred revenue	433	618
Other long-term liabilities	26	-
Total liabilities	13,133	15,062

Redeemable convertible preferred stock	-	3,653
Stockholders' equity	4,188	3,085
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$17,321	$21,800

SELECTICA, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2014	2013

Operating activities
Net loss	$(2,948)	$(2,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	104	48
Loss on disposition of property and equipment	-	2
Stock-based compensation expense	584	485
Increase in fair value of warrant liability	-	139
Changes in assets and liabilities:
Accounts receivable (net)	512	520
Prepaid expenses and other current assets	(321)	21
Other assets	(6)	(50)
Accounts payable	124	(100)
Accrued restructuring costs	-	(197)
Accrued payroll and related liabilities	77	(132)
Other accrued liabilities and long term liabilities	(61)	(102)
Deferred revenue	(734)	(1,119)
Net cash used in operating activities	(2,669)	(2,906)

Investing activities
Purchase of property and equipment	(18)	(44)
Capitalized Software	(480)	-
Net cash used in investing activities	(498)	(44)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	-	5,340
Borrowings under credit facility, net	(1,337)	(439)
Employee taxes paid in exchange for restricted stock awards forfeited	(133)	(136)
Conversion of Preferred Stock to Common Stock	(52)	-
Net cash (used in) provided by financing activities	(1,522)	4,765

Net increase/(decrease) in cash and cash equivalents	(4,689)	1,815
Cash and cash equivalents at beginning of the period	16,907	12,098
Cash and cash equivalents at end of the period	$12,218	$13,913

SELECTICA, INC.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2014	2013

Total revenues	$3,762	$4,372
Deferred revenue:
End of period	4,989	6,806
Beginning of period	5,749	7,925
Change in deferred revenue	(760)	(1,119)
Total billings (total revenues plus the change in deferred revenue)	$3,002	$3,253